                                               AMENDED AND RESTATED
                                           INVESTMENT ADVISORY AGREEMENT

         AMENDED AND RESTATED  AGREEMENT made as of the 1st day of January,  2005, by and between  Panorama  Series
Fund,  Inc (the  "Company")  on behalf of its Total Return  Portfolio  (the  "Fund"),  and  OppenheimerFunds,  Inc.
("OFI").

         WHEREAS,  the Fund is a series of Panorama Series Fund,  Inc. (the  "Company"),  an open-end,  diversified management  investment  company  registered as such with the Securities and Exchange  Commission (the "Commission")
pursuant to the Investment Company Act of 1940 (the "Investment  Company Act"), and OFI is a registered  investment adviser;

         NOW,  THEREFORE,  in  consideration  of the mutual  promises and covenants  hereinafter  set forth,  it is agreed by and between the parties, as follows:

1.       General Provisions.

         The Fund hereby  employs OFI and OFI hereby  undertakes to act as the  investment  adviser of the Fund and to perform for the Fund such other duties and functions as are  hereinafter  set forth.  OFI shall, in all matters, give to the Fund and its Board of Directors the benefit of its best judgment,  effort,  advice and  recommendations and shall,  at all times  conform to, and use its best efforts to enable the Fund to conform to (i) the  provisions of the Investment  Company Act and any rules or regulations  thereunder;  (ii) any other  applicable  provisions of state or federal law; (iii) the provisions of the Company's  Articles of Incorporation  and By-Laws as amended from time to time;  (iv)  policies and  determinations  of the Board of Directors  of the Company;  (v) the  fundamental policies and  investment  restrictions  of the Fund as reflected its  registration  statement  under the Investment
Company  Act or as such  policies  may,  from time to time,  be amended by the  Fund's  shareholders;  and (vi) the
Prospectus  and  Statement  of  Additional  Information  of the Fund in effect from time to time.  The  appropriate officers  and  employees  of OFI  shall be  available  upon  reasonable  notice  for  consultation  with any of the
Directors  and  officers of the Company  with  respect to any matters  dealing with the business and affairs of the
Fund including the valuation of any of the Fund's  portfolio  securities which are either not registered for public sale or not being traded on any securities market.

2.       Investment Management.

         (a)    OFI  shall,  subject  to the  direction  and  control  by the  Company's  Board of  Directors,  (i)
regularly  provide,  alone or in  consultation  with any  subadvisor  or  subadvisors  appointed  pursuant  to this
Agreement and subject to the provisions of any investment  subadvisory  agreement  respecting the  responsibilities of such  subadvisor  or  subadvisors,  investment  advice  and  recommendations  to the Fund  with  respect  to its investments,  investment  policies  and the  purchase  and sale of  securities;  (ii)  supervise  continuously  the investment  program of the Fund and the  composition  of its  portfolio  and  determine  what  securities  shall be purchased or sold by the Fund;  and (iii)  arrange,  subject to the  provisions  of paragraph  "7" hereof,  for the purchase of securities and other  investments  for the Fund and the sale of securities and other  investments  held in the portfolio of the Fund.

         (b)    Provided  that the Fund shall not be  required  to pay any  compensation  other than as provided by the terms of this  Agreement  and subject to the  provisions  of paragraph  "7" hereof,  OFI may obtain  investment information,  research or assistance from any other person, firm or corporation to supplement,  update or otherwise improve its investment management services.

         (c)    Provided  that nothing  herein shall be deemed to protect OFI from willful  misfeasance,  bad faith or gross  negligence in the  performance of its duties,  or reckless  disregard of its obligations and duties under the  Agreement,  OFI shall not be liable for any loss  sustained  by reason of good faith  errors or  omissions  in connection with any matters to which this Agreement relates.

         (d)    Nothing in this  Agreement  shall  prevent OFI or any  officer  thereof  from acting as  investment adviser for any other  person,  firm or  corporation  and shall not in any way limit or restrict  OFI or any of its directors,  officers or employees  from buying,  selling or trading any  securities  for its own account or for the account of others for whom it or they may be acting,  provided that such  activities  will not adversely  affect or otherwise  impair  the  performance  by OFI of its  duties  and  obligations  under  this  Agreement  and under the
Investment Advisers Act of 1940.

3.       Other Duties of OFI.

         OFI shall, at its own expense,  employ,  and supervise the activities of, all  administrative and clerical
personnel  or  other  firms,  agents  or  contractors,   as  shall  be  required  to  provide  effective  corporate administration  for the Fund,  including  the  compilation  and  maintenance  of such  records  with respect to its operations  as  may  reasonably  be  required  (other  than  those  the  Fund's  custodian  or  transfer  agent  is contractually  obligated to compile and maintain);  the preparation and filing of such reports with respect thereto as shall be required by the  Commission;  composition  of periodic  reports with respect to its  operations for the shareholders  of the  Fund;  composition  of proxy  materials  for  meetings  of the  Fund's  shareholders  and the composition of such  registration  statements as may be required by federal  securities laws for continuous  public sale of shares of the Fund.  OFI shall,  at its own cost and expense,  also provide the Fund with  adequate  office space, facilities and equipment.

4.       Allocation of Expenses.

         All other costs and  expenses  not  expressly  assumed by OFI under this  Agreement,  or to be paid by the principal  distributor  of the shares of the Fund,  shall be paid by the Fund,  including,  but not limited to: (i)
interest  and taxes;  (ii)  brokerage  commissions;  (iii)  premiums  for  fidelity  and other  insurance  coverage requisite  to its  operations;  (iv) the fees and expenses of its  Directors;  (v) legal and audit  expenses;  (vi)
custodian and transfer  agent fees and expenses;  (vii) expenses  incident to the redemption of its shares;  (viii)
expenses  incident to the  issuance of its shares  against  payment  therefore  by or on behalf of the  subscribers thereto;  (ix) fees and expenses,  other than as hereinabove  provided,  incident to the registration under federal securities  laws of shares of the Fund for public sale; (x) expenses of printing and mailing  reports,  notices and proxy materials to shareholders of the Fund; (xi) except as noted above,  all other expenses  incidental to holding meetings of the Fund's shareholders;  and (xii) such extraordinary  non-recurring  expenses as may arise, including litigation,  affecting the Fund and any obligation  which the Fund may have to indemnify its officers and Directors with respect  thereto.  Any officers or employees of OFI or any entity  controlling,  controlled by or under common control  with OFI,  who may also serve as  officers,  Directors  or  employees  of the Fund shall not  receive  any compensation from the Fund for their services.

5.       Compensation of OFI.

         The Fund  agrees  to pay OFI and OFI  agrees to accept as full  compensation  for the  performance  of all functions  and  duties on its part to be  performed  pursuant  to the  provisions  hereof,  a fee  computed  on the aggregate  net assets  value of the Fund as of the close of each  business  day and  payable  monthly at the annual rates set for the in Appendix A.

6.       Use of Name "Oppenheimer."

         OFI hereby grants to the Fund a royalty-free,  non-exclusive  license to use the name "Oppenheimer" in the name of the Fund for the  duration  of this  Agreement  and any  extensions  or  renewals  thereof.  To the  extent necessary to protect OFI's rights to the name  "Oppenheimer"  under applicable law, such license shall allow OFI to inspect,  and  subject to control  by the Fund's  Board of  Directors,  control  the name and  quality of  services offered by the Fund under such name. Such license may, upon  termination of this  Agreement,  be terminated by OFI, in which event the Fund shall  promptly  take whatever  action may be necessary to change its name and  discontinue any further use of the name  "Oppenheimer"  in the name of the Fund or  otherwise.  The name  "Oppenheimer"  may be used or licensed by OFI in connection with any of its activities, or licensed by OFI to any other party.

7.       Portfolio Transactions and Brokerage.

         (a)    OFI is  authorized,  in arranging the Fund's  portfolio  transactions,  to employ or deal with such members of securities or  commodities  exchanges,  brokers or dealers  including  "affiliated"  broker  dealers (as that term is defined in the Investment Company Act) (hereinafter  "broker-dealers"),  as may, in its best judgment, implement  the policy of the Fund to obtain,  at  reasonable  expense,  the "best  execution"  (prompt and reliable execution at the most favorable  security  price  obtainable) of the Fund's  portfolio  transactions  as well as to obtain,  consistent  with  the  provisions  of  subparagraph  "(c)" of this  paragraph  "7,"  the  benefit  of such investment  information  or  research  as  may  be of  significant  assistance  to  the  performance  by OFI of its investment management functions.

(b)      OFI shall select  broker-dealers to effect the Fund's portfolio  transactions on the basis of its estimate of their ability to obtain best  execution of particular  and related  portfolio  transactions.  The abilities of a broker-dealer to obtain best execution of particular  portfolio  transaction(s)  will be judged by OFI on the basis of all relevant factors and considerations  including,  insofar as feasible, the execution capabilities required by the  transaction  or  transactions;  the ability and  willingness  of the  broker-dealer  to facilitate  the Fund's portfolio  transactions  by  participating  therein  for its own  account;  the  importance  to the Fund of  speed, efficiency or  confidentiality;  the broker-dealer's  apparent  familiarity with sources from or to whom particular securities  might be purchased or sold; as well as any other matters  relevant to the selection of a  broker-dealer for particular and related transactions of the Fund.

         (c)    OFI shall have  discretion,  in the  interests  of the Fund,  to  allocate  brokerage  on the Funds portfolio  transactions  to  broker-dealers  (other  than  affiliated  broker-dealers)  qualified  to  obtain  best execution of such  transactions  who provide  brokerage  and/or research  services (as such services are defined in
Section  28(e)(3) of the Securities  Exchange Act of 1934) for the Fund and/or other accounts for which OFI and its affiliates  exercise  "investment  discretion"  (as that term is  defined  in Section  3(a)(35)  of the  Securities
Exchange  Act of 1934) and to cause the Fund to pay such  broker-dealers  a  commission  for  effecting a portfolio transaction for the Fund that is in excess of the amount of commission another  broker-dealer  adequately qualified to effect such transaction  would have charged for effecting that  transaction,  if OFI determines,  in good faith, that such commission is reasonable in relation to the value of the brokerage and/or research  services  provided by such broker-dealer,  viewed in terms of either that particular  transaction or the overall  responsibilities of OFI and its  investment  advisory  affiliates  with  respect  to the  accounts  as to which  they  exercise  investment discretion.  In  reaching  such  determination,  OFI will not be  required  to place or attempt to place a specific dollar value on the  brokerage  and/or  research  services  provided or being  provided by such  broker-dealer.  In demonstrating  that  such  determinations  were  made in good  faith,  OFI  shall  be  prepared  to show  that  all commissions were allocated for the purposes  contemplated by this Agreement and that the total  commissions paid by the Fund over a  representative  period  selected  by the Fund's  Directors  were  reasonable  in  relation  to the benefits to the Fund.

         (d)    OFI shall have no duty or obligation  to seek advance  competitive  bidding for the most  favorable commission rate applicable to any particular  portfolio  transactions or to select any  broker-dealer  on the basis of its  purported or "posted"  commission  rate but will,  to the best of its ability,  endeavor to be aware of the current  level of the  charges of eligible  broker-dealers  and to  minimize  the expense  incurred by the Fund for effecting  its  portfolio  transactions  to the extent  consistent  with the  interests and policies of the Fund as established by the determinations of the Board of Directors and the provisions of this paragraph "7."

         (e)    The Fund  recognizes  that an  affiliated  broker-dealer  (i) may act as one of the Fund's  regular brokers so long as it is lawful for it so to act; (ii) may be a major  recipient of brokerage  commissions  paid by the  Fund;  and  (iii) may  effect  portfolio  transactions  for the Fund  only if the  commissions,  fees or other remuneration  received or to be received by it are determined in accordance  with  procedures  contemplated  by any rule,  regulation or order adopted under the Investment  Company Act for determining the permissible  level of such commissions.

8.       Duration.

         This Agreement will take effect on the date first set forth above.  Unless earlier terminated  pursuant to paragraph 9 hereof,  this Agreement shall continue in effect from year to year, so long as such  continuance  shall be approved at least annually in the manner contemplated by Section 15 of the Investment Company Act.

9.       Termination.

         This Agreement may be terminated  (i) by OFI at any time without  penalty upon giving the Fund sixty days'
written  notice  (which  notice may be waived by the Fund);  or (ii) by the Fund at any time  without  penalty upon sixty days' written  notice to OFI (which notice may be waived by OFI) provided that such  termination  by the Fund shall be directed or  approved by the vote of a majority of all of the  Directors  of the Fund then in office or by the vote of the holders of a  "majority"  (as defined in the  Investment  Company  Act) of the  outstanding  voting securities of the Fund.

10.      Assignment or Amendment.

         This Agreement may not be amended  without the  affirmative  vote or written consent of the holders of the
"majority" of the outstanding  voting securities of the Fund and shall  automatically and immediately  terminate in the event of its "assignment," as defined in the Investment Company Act.

11.      Disclaimer of Shareholder Liability.

         OFI  understands  that the  obligations of the Fund under this Agreement are not binding upon any Director or shareholder  of the Fund  personally,  but bind only the Fund and the Fund's  property.  OFI represents  that it has notice of the  provisions of the Company's  Articles of  Incorporation  disclaiming  shareholder  liability for acts or obligations of the Fund.

12.      Definitions.

         The terms and provisions of this Agreement  shall be interpreted  and defined in a manner  consistent with the provisions and definitions of the Investment Company Act.

                                                     PANORAMA SERIES FUND, INC.
                                                     on behalf of Total Return Portfolio

                                                     By:    /s/ Robert G. Zack
                                                            Robert G. Zack
                                                            Vice President and Secretary

                                                     OPPENHEIMERFUNDS, INC.

                                                     By:    /s/ John V. Murphy
                                                            John V. Murphy
                                                            Chairman, President and Chief Executive Officer

                                                    APPENDIX A

The Fund agrees to pay OFI and OFI agrees to accept as full  compensation  for the performance of all functions and duties on its part to be performed  pursuant to the provisions  hereof,  a fee computed on the aggregate net assets of the Fund as of the close of each business day payable monthly at the following annual rates:

Government Securities Portfolio and Growth Portfolio:

                                            Government
                                            Securities Portfolio       Growth Portfolio
Net Asset Value                     Annual Rate               Annual Rate

First $300,000,000                          0.525%            0.625%
Next $100,000,000                   0.500%           0.500%
Amount over $400,000,000            0.450%           0.450%

International Growth Fund/VA:

Net Asset Value                                                                                         Annual Rate

First $250,000,000............................................................................................1.00%
Amount over $250,000,000......................................................................................0.90%

Total Return Portfolio:

Net Asset Value                                                                                         Annual Rate

First $600,000,000...........................................................................................0.625%
Amount over $600,000,000.....................................................................................0.450%